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                                                                    EXHIBIT 11.1

                             INSIGNIA SOLUTIONS PLC
              STATEMENT REGARDING COMPUTATION OF BASIC AND DILUTED
                           NET INCOME (LOSS) PER SHARE
                 (IN THOUSANDS EXCEPT PER SHARE DATA, UNAUDITED)

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                                                               Three months ended                  Nine months ended
                                                                 September 30,                       September 30,
                                                       --------------------------------    --------------------------------
                                                            1999             1998                1999            1998
                                                       ---------------  ---------------    ---------------  ---------------
Net income (loss)                                        $    (2,030)     $      (677)       $    (7,857)     $     3,288
                                                       ---------------  ---------------    ---------------  ---------------
                                                       ---------------  ---------------    ---------------  ---------------

CALCULATION OF BASIC NET INCOME (LOSS) PER SHARE:
Weighted average number of ordinary shares
   outstanding used in computation                            12,853           12,164             12,775           12,118
                                                       ---------------  ---------------    ---------------  ---------------
                                                       ---------------  ---------------    ---------------  ---------------

Basic net income (loss) per share                        $     (0.16)     $     (0.05)       $     (0.62)     $      0.27
                                                       ---------------  ---------------    ---------------  ---------------
                                                       ---------------  ---------------    ---------------  ---------------

CALCULATION OF DILUTED NET INCOME (LOSS) PER SHARE:
Weighted average number of ordinary shares
   outstanding used in computation                            12,853           12,164             12,775           12,118
Net effect of dilutive stock options outstanding                    -                -                  -             234
                                                       ---------------  ---------------    ---------------  ---------------

                                                              12,853           12,164             12,775           12,352
                                                       ---------------  ---------------    ---------------  ---------------
                                                       ---------------  ---------------    ---------------  ---------------

Diluted net income (loss) per share                      $     (0.16)     $     (0.05)       $     (0.62)     $      0.27
                                                       ---------------  ---------------    ---------------  ---------------
                                                       ---------------  ---------------    ---------------  ---------------
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